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                                                         Exhibit 99.B(j)gsconsnt


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 29 to Registration Statement No. 2-77329 on Form N-1A of Waddell & Reed Advisors Government Securities Fund, Inc. of our report dated November 3, 2000, appearing in the Statement of Additional Information, which is part of this Registration Statement, and to the references to us under the caption "Financial Highlights" in the Prospectus, which also is a part of this Registration Statement.



/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP
Kansas City, Missouri
December 13, 2000